EXHIBIT 99.1

Robert J. Braasch                           Van Negris
Eagle Finance Corp.                         Kehoe, White, Savage & Co., Inc.
(847) 855-7150                              (212) 888-1616

FOR IMMEDIATE RELEASE

  EAGLE FINANCE CORP. REPORTS 1997 OPERATING RESULTS AND ANNOUNCES INTENT TO
                               SUSPEND PAYMENTS
                        ON OUTSTANDING SUBORDINATED DEBT

Gurnee, Illinois - April 28, 1998 - Eagle Finance Corp. (NASDAQ:EFCW) today reported a net loss for 1997 of $12.7 million, or $3.02 per common share, on a fully diluted basis, compared to a net loss of $5.3 million or $1.28 per common share for 1996.

As previously reported, the Company has been advised by its independent accountants that their audit opinion will include an explanatory paragraph regarding going concern issues that arise due to the Company's significant operating losses in 1997 and 1996 (which have resulted in the Company having negative net worth at December 31, 1997) and non-compliance with net income and net worth covenants under its loan sales facility and subordinated notes.

Due to its current financial condition, the Company announced that it intends to suspend payments on its outstanding Rising Interest Subordinated Redeemable Securities.

As was announced during March 1998, under current NASD rules, it is anticipated that the NASD will delist the Company's common stock from the NASDAQ National Market. Based on recent discussions with the NASD, it is currently expected that the delisting will occur in early June 1998. After the delisting occurs, regular quotations for the Company's common stock may not be available and persons desiring to purchase or sell shares of the Company's common stock will be required to seek interested counterparties through "pink sheet" listings.

As was also announced during March 1998, the Company is exploring opportunities for a merger, sale or recapitalization.

The Company has not yet filed its Annual Report on Form 10-K for 1997. The delay is due to a detailed analysis of the proper treatment, for financial reporting purposes, of the Company's sales during 1997 of finance receivables, with servicing retained, in light of SFAS No. 125, which became effective January 1, 1997. The Company reported these transactions in its quarterly financial statements for the second and third quarters as transfers under SFAS No. 125 and recognized corresponding "gain-on-sale" income. The Company, with the guidance of its independent accountants, has concluded that such sales, instead, should be treated as secured borrowings pursuant to SFAS No. 125. As a result of the recharacterization of these transactions (and the unwinding of the "gain on sale" relating thereto), net income is approximately $2.0 million lower than it otherwise



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                   Summary Financial Information Follows


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EAGLE FINANCE CORP.

APRIL 28, 1998
PAGE TWO

would  have  been.   The  Company expects to file its Annual Report as soon  as practicable and the appropriate amendments to its second and third quarter Forms 10-Q shortly thereafter.

Interest and servicing income on the Company's portfolio of managed Installment Contracts accounts for most of the Company's revenue. The net amount of Installment Contracts purchased declined to $57.2 million during the year ended December 31, 1997 from $105.9 million during the year ended December 31, 1996. At December 31, 1996, December 31, 1997 and March 31, 1998 the Company's managed (owned or serviced) finance receivables were $151.6 million, $99.0 million and $65.6 million, respectively. The Company's owned finance receivables (excluding all sold finance receivables without regard to whether such finance receivables have been de-recognized as assets of the Company for financial reporting purposes) were $54.7 million, $28.5 million and $9.8 million at December 31 1996, December 31, 1997 and March 31, 1998, respectively. The Company began reducing its purchases of installment contracts from automobile dealers during the fourth quarter of 1995 and suspended the purchase of installment contracts from automobile dealers during October, 1997.

Accounts past due 30 or more days represented 11.0%, 14.1% and 10.3% of the managed (owned or serviced) portfolio at December 31, 1996, December 31, 1997 and March 31, 1998, respectively. Delinquency on owned accounts (excluding all sold finance receivables without regard to whether such finance receivables have been de-recognized as assets of the Company for financial reporting purposes) past due 30 or more days represented 12.4%, 16.2% and 21.1% at December 31, 1996, December 31, 1997 and March 31, 1998, respectively. Delinquency levels on owned assets have been adversely influenced by the periodic sales of finance receivables to third parties. Sold finance receivables have generally been current accounts, thereby increasing the concentration of delinquent accounts in the portfolio of finance receivables retained by the Company.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO CERTAIN RISKS OR UNCERTAINTIES. THE COMPANY CAUTIONS READERS OF THIS PRESS RELEASE THAT NUMEROUS FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS IN 1998 AND BEYOND TO DIFFER MATERIALLY FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED IN, OR IMPLIED BY, SUCH FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD REFER TO DOCUMENTS THAT THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DESCRIPTION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM CURRENT EXPECTATIONS AND FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. SUCH FILINGS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S FORM 10-K, FORM 10-Q AND FORM 8-K REPORTS.

Eagle Finance Corp. is a specialized financial services company whose business generally consists of purchasing and servicing installment contracts. Eagle finances the purchase of late model used automobiles for consumers who have limited access to traditional sources of consumer credit. Eagle is headquartered in Gurnee, Illinois and conducts its operations through two regionally centralized offices.





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               Summary Financial Information Follows



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EAGLE FINANCE CORP.
APRIL 28, 1998
PAGE THREE
                      EAGLE FINANCE CORP.

                               FINANCIAL SUMMARY


            FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996 AND 1997
                   (IN THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                              Twelve Months Ended
                                                                                  December 31

                                                                    1997            1996
Revenues                                                       $     13,629    $    32,438

Income before taxes                                            $    (12,582)   $    (6,007)

Tax expense                                                    $        121    $      (658)

Net Loss                                                       $    (12,703)   $    (5,349)

Earnings per common share (basic)                              $      (3.02)   $     (1.28)

Earning per common share (diluted)                             $      (3.02)   $     (1.28)

Weighted average number of common shares outstanding (basic)          4,204          4,189

Weighted average number of common shares outstanding (diluted)        4,204          4,189

                              EAGLE FINANCE CORP.
APRIL 28, 1998
PAGE FOUR
                              EAGLE FINANCE CORP.

                            Condensed Balance Sheet
                   (In thousands, except per share figures)

            FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                  December 31, 1997  December 31, 1996
                                                    (UNAUDITED)
Finance receivables, net owned                      $    28,455         $    54,644
Acquisition discount/loss allowance                      (4,166)             (7,489)
                                                         24,289              47,175

Finance receivables, owned by third parties         $    27,061                  --
Acquisition discount/loss allowance                      (3,284)                 --
                                                         23,237

Cash                                                      1,809               1,272

Other assets                                              5,491              15,321
Total assets                                        $    54,826          $   63,768

Notes Payable-financial receivables owned by        $    23,707                  --
    third parties
Senior Debt                                              15,034              32,828
Subordinated debt                                        17,544              17,978
Other liabilities                                           857               2,654
Total liabilities and shareholders' equity               57,142              53,460

Shareholders' equity                                     (2,316)             10,308
Total liabilities and shareholders' equity          $    54,826           $  63,768

Owned (excluding finance receivables                $    28,455           $  54,664
    owned by third parties)
Serviced                                                 70,506              96,966
Managed (owned or serviced finance                       98,961             151,630
    receivables)


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